Exhibit 10.64

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [***]) FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS AS PRIVATE OR CONFIDENTIAL.

SALE, CONTRIBUTION AND SERVICING AGREEMENT

dated as of December 15, 2023

between

XOMA (US) LLC,
as Seller, and

Solely for purposes of Section 2.03 and Section 4.03(b)(ii), XOMA CORPORATION,
as Parent, on the one hand

and

XRL 1 LLC,
as Purchaser, on the other hand

TABLE OF CONTENTS

Page

Article I. DEFINITIONS1

Section 1.01. Definitions1

Section 1.02. General Interpretive Principles3

Article II. SALE AND Assignment OF THE TRANSFERRED ASSETS4

Section 2.01. Sale and Assignment of Transferred Assets on the Closing Date4

Section 2.02. Required Financing Statements; Marking of Records; Notice and Instruction Letters4

Section 2.03. General Provisions Regarding the Sale and Transfer of the Transferred Assets5

Section 2.04. Intent5

Article III. REPRESENTATIONS AND WARRANTIES6

Section 3.01. Representations and Warranties of Seller6

Section 3.02. Survival of Representations and Warranties6

Article IV. COVENANTS OF THE SELLER AND Purchaser; SELLER EVENT OF DEFAULT6

Section 4.01. Seller Covenants6

Section 4.02. Purchaser Covenants10

Section 4.03. Consequences of Seller Event of Default10

Article V. SERVICING11

Section 5.01. Appointment of Seller11

Section 5.02. Certain Seller Actions11

Section 5.03. Compliance with the Loan Agreement12

Section 5.04. Services as Servicer12

Section 5.05. Replacement Servicer13

Article VI. TERMINATION; SURVIVAL13

Section 6.01. Termination13

Section 6.02. Effect of Termination13

Section 6.03. Survival13

Article VII. INDEMNIFICATION PAYMENTS14

Section 7.01. Indemnification14

Article VIII. MISCELLANEOUS PROVISIONS15

Section 8.01. Amendment15

Section 8.02. Governing Law; Waiver of Trial by Jury; Jurisdiction15

(i)

Section 8.03. Notices16

Section 8.04. Severability of Provisions17

Section 8.05. Assignment17

Section 8.06. Further Assurances17

Section 8.07. Waiver; Cumulative Remedies; Waiver of Immunities17

Section 8.08. Counterparts18

Section 8.09. Binding18

Section 8.10. Merger and Integration18

Section 8.11. Headings18

Section 8.12. Schedules and Exhibits18

Section 8.13. Non-Petition18

Section 8.14. Intended Third Party Beneficiaries18

Exhibit AForm of Notice and Instruction Letters

Exhibit BBill of Sale

(ii)

This SALE, CONTRIBUTION AND SERVICING AGREEMENT (this “Agreement”), dated as of December 15, 2023, is entered between XOMA (US) LLC, a Delaware limited liability company (“Seller”), and solely for purposes of Section 2.03 and Section 4.03(b)(ii), XOMA Corporation., a Delaware corporation (“Parent”), on the one hand; and XRL 1 LLC, a Delaware limited liability company (“Purchaser”), on the other hand.

RECITALS:

WHEREAS, Seller owns 100% of the equity interests of Purchaser;

WHEREAS, Seller desires to sell, contribute, assign, transfer and convey to Purchaser all its right, title and interest in, to and under the Transferred Assets in exchange for receiving from Purchaser the Purchase Price;

WHEREAS, Purchaser desires to purchase and acquire all of Seller’s right, title and interest in, to and under the Transferred Assets on the Closing Date in exchange for paying to Seller the cash portion of the Purchase Price and accepting and reflecting in its financial accounts a capital contribution from Seller of the additional value of the Transferred Assets in excess of the Purchase Price;

WHEREAS, Purchaser desires Seller to manage, on behalf of Purchaser, Purchaser’s relationship with any Covered Agreement Counterparty under each Covered Agreement, to administer, on Purchaser’s behalf, enforcement of such Covered Agreement (including the collection and enforcement of all payments due to Purchaser under such Covered Agreement from time to time), and Seller desires to perform such services on Purchaser’s behalf; and

WHEREAS, Purchaser and Seller agree that the transactions contemplated under this Agreement shall be disregarded for U.S. federal income tax purposes.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article I.

DEFINITIONS
Section 1.01.Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement.

As used herein, the following terms have the following respective meanings:

“Effective Date” means the date hereof.

“Excluded Assets” means all of Seller’s right, title and interest in, to and under the Purchased Assets described in clause (d) of the definition thereof set forth in the Commercial Payment Purchase Agreement.

[***]

“Indemnified Party” has the meaning set forth in Section 7.01.

“Loan Agreement” means that certain Loan Agreement, dated as of the date hereof, among Purchaser, as Borrower, the lenders from time to time party thereto (the “Lenders”) and Blue Owl Capital Corporation, as administrative agent for the Lenders (in such capacity, “Administrative Agent”), as such Loan Agreement may be amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

“Losses” has the meaning set forth in Section 7.01.

“Notice and Assignment Letters” has the meaning set forth in Section 2.02(c).

“Purchase Price” means an amount equal to the sum of (i) the aggregate principal amount of the Term Loan made on Initial Funding Date under the Loan Agreement and (ii) the aggregate principal amount of any Delayed Draw Term Loan made after the Closing Date under the Loan Agreement, less the Lender Expenses.

“Recharacterization” has the meaning set forth in Section 2.01(a).

“Roche APA” has the meaning given to such term in the Commercial Payment Purchase Agreement.

“Sell” has the meaning set forth in Section 2.01(a).

“Seller Event of Default” means the occurrence of one or more of the following:

(a)Any representation or warranty of Seller in any Transaction Document to which it is party or in any certificate or other document delivered by Seller in connection with the Transaction Documents proves to have not been true and correct in all material respects at the time it was made or deemed made  (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects); provided, that if the consequences of the failure of such representation or warranty to be true and correct can be cured, such failure continues for a period of [***] days without such cure after the earlier of the date Seller becomes aware of such failure or the date Purchaser, or Administrative Agent on behalf of Purchaser, provides Notice of such failure to Seller.

(b)Seller fails to perform or observe any covenant or agreement contained in Sections 4.01(f), (g), (h)(i) or (j).

(c)Seller fails to perform or observe any covenant or agreement contained in the Transaction Documents to which it is a party (other than those referred to in preceding subclause (b)) and, solely if the consequences of the failure to perform or observe such covenant or agreement can be cured, such failure continues for a period of [***] days without such cure after the earlier of (x) the date Seller becomes aware of such failure and (y) the date Purchaser, or Administrative Agent on behalf of Purchaser, provides notice of such failure to Seller.

(d)(i) Any of the Transaction Documents to which Seller is a party shall cease to be in full force and effect, or (ii) the validity or enforceability of any of the Transaction Documents to which Seller is a party is disaffirmed or challenged in writing by Seller or any of its Affiliates or any Person (other than Administrative Agent or the Lenders) asserting an interest in any of the Collateral and such written disaffirmation or challenge is not withdrawn or disavowed by such Person within [***] days after its communication or Seller has not brought appropriate proceedings for declaratory or other relief negating such disaffirmation or challenge within [***] days after such communication and has not obtained an order granting such relief within [***] days after commencement of such proceedings, or (iii) this Agreement or the Pledge Agreement shall cease to give Administrative Agent (directly or as assignee of Purchaser) the rights purported to be created hereby or thereby (including a first priority perfected Lien on all of the Collateral in the event of a Recharacterization (except as otherwise expressly provided herein and therein)) other than as a direct result of any action by Administrative Agent or failure of Administrative Agent to perform an obligation of Administrative Agent under the Loan Agreement.

(e)Any security interest purported to be created by this Agreement or the Pledge Agreement shall cease to be in full force and effect, or shall cease to give the rights, powers and privileges purported to be created and granted hereunder or thereunder (including a perfected first priority security interest in and Lien on substantially all of the Collateral in the event of a Recharacterization (except as otherwise expressly provided herein and therein)) in favor of Purchaser pursuant hereto or thereto (other than as a result of the failure by Administrative Agent or Purchaser of taking action required to maintain the perfection of such security interests), or shall be asserted by Seller not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or the Pledge Agreement) security interest in the Collateral, and/or Seller takes any action which could reasonably be expected to impair Administrative Agent’s security interest in any of the Collateral (other than granting Permitted Liens or permitting such Permitted Liens to exist).

(f)An Insolvency Event with respect to Seller shall occur.

“Servicer” has the meaning set forth in Section 5.01.

“Servicer Termination Event” has the meaning set forth in Section 5.05.

“Servicing Fee” means, with respect to each calendar quarter, an amount equal to [***].

“Servicing Standard” has the meaning set forth in Section 5.01.

“Transferred Assets” has the meaning set forth in Section 2.01(a).

Section 1.02.General Interpretive Principles.  For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(c)references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;
(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;
(e)the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)the term “include” or “including” shall mean without limitation by reason of enumeration.
Article II.

SALE AND Assignment OF THE TRANSFERRED ASSETS
Section 2.01.Sale and Assignment of Transferred Assets on the Closing Date.
(a)On the Closing Date, and subject to Section 2.01(b), Seller shall sell, transfer, assign, contribute and otherwise convey (collectively, “Sell”) to Purchaser, and Purchaser shall purchase, acquire and accept from Seller, without recourse except to the extent provided in this Agreement, all of Seller’s rights, title and interest in, to, and under the following assets:
(i)the Affitech Assignment Agreement (including Seller’s right to all payments in respect of the Commercial Payments [***];
(ii)the Purchased Commercial Payments and Purchased Assets (as each such term is defined in the Commercial Payment Purchase Agreement but excluding the Excluded Assets);
(iii)any rights to erroneous payments in respect of the Purchased Assets under Section 6.1(b)(i) of the Commercial Payment Purchase Agreement and any rights to interest with respect to such erroneous payments under Section 6.1(b)(iii) of the Commercial Payment Purchase Agreement; and
(iv)all proceeds of the foregoing;

in each case free and clear of any and all Liens (such rights, title and interest, together with all proceeds thereof, collectively, the “Transferred Assets”).

Seller and Purchaser intend and agree that the sale, transfer, assignment contribution and conveyance of the Transferred Assets under this Agreement shall be, and is, a true, complete, absolute and irrevocable sale, contribution, assignment, transfer, conveyance and grant by Seller to Purchaser of the Transferred Assets and that such sale, contribution, assignment, transfer, conveyance and grant shall provide Purchaser with all of Seller’s rights, title and interest in and to the Transferred Assets.

(b)In full consideration of the sale, transfer, assignment contribution and conveyance of the Transferred Assets to Purchaser, Purchaser shall pay (or cause to be paid) the Purchase Price to Seller on the Closing Date, by transferring (or causing to be transferred) an amount equal to the Purchase Price to Seller to the account of Seller specified by it in writing and accepting and reflecting in its financial accounts a capital contribution from Seller in an amount equal to any additional value of the Transferred Assets in excess of the Purchase Price.  Seller, concurrently with execution and delivery of this Agreement, hereby contributes to Purchaser all of the value of the Transferred Assets in excess of the Purchase Price, as a contribution to the capital of Purchaser.  Purchaser acknowledges receipt of such capital contribution and its entry in the financial records of Purchaser as a capital contribution.
Section 2.02.Required Financing Statements; Marking of Records; Notice and Instruction Letters.
(a)All financing statements (or documents of similar import) shall meet the requirements of Applicable Law.  Seller irrevocably authorizes Purchaser and Administrative Agent at any time and from time to time in the sole discretion of Purchaser or Administrative, and appoints Purchaser and Administrative Agent as its attorney-in-fact, to act on behalf of Seller (i) to execute on behalf of Seller as debtor and to file financing statements necessary or appropriate in Purchaser or Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of Purchaser in the Transferred Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Transferred Assets as a financing statement in such offices as Purchaser or its assigns in their sole discretion deem necessary or appropriate to perfect and to maintain the perfection and priority of Purchaser’s interests in such Transferred Assets.  Purchaser shall provide Seller with copies of any such filings.  This appointment is coupled with an interest and is irrevocable.
(b)In view of the intention of the parties hereto that the assignment and transfer of the Transferred Assets made hereunder shall constitute outright sales or contributions of the Transferred Assets rather than loans secured thereby, in connection with the transfer and conveyance of the Transferred Assets Seller has, at its own expense caused its records to be marked on the Closing Date to show that the Transferred Assets have been transferred to Purchaser in accordance with this Agreement.
(c)On the Closing Date, Seller and Purchaser shall execute and deliver (i) to Affitech, the Notice and Instruction Letter substantially in the form attached hereto as Exhibit A-1 and (ii) to Roche, the Notice and Instruction Letter substantially in the form attached hereto as Exhibit A-2 (collectively, the “Notice and Assignment Letters”).
(d)On the Closing Date, Seller and Purchaser shall execute and deliver the Bill of Sale attached hereto as Exhibit B.
Section 2.03.General Provisions Regarding the Sale and Transfer of the Transferred Assets.

[***], the sale and assignment of the Transferred Assets pursuant to this Agreement shall be without recourse to Seller or Parent; it being understood that Seller shall be liable to Purchaser for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement.

Section 2.04.Intent.
(a)Seller and Purchaser intend that the sale and transfer by Seller to Purchaser of the Transferred Assets pursuant to Section 2.01 hereof shall be true, absolute and irrevocable, shall constitute a valid transfer and conveyance by Seller of the Transferred Assets and shall provide Purchaser with the full benefits of ownership of the Transferred Assets, and that the Transferred Assets shall be removed from the estate of Seller and shall not be part of Seller’s estate in the event of the insolvency or bankruptcy of Seller.
(b)Without limiting the provisions of Section 2.04(a), as a precaution to address the possibility that, notwithstanding that Seller and Purchaser expressly intend and expect that the sale, assignment, transfer, contribution and conveyance of the Transferred Assets hereunder shall be a true, absolute and irrevocable sale and assignment and a true, absolute and irrevocable contribution for all purposes, to protect the interest of Purchaser in the event that such sale and assignment is recharacterized as other than a true sale or true contribution or such sale, transfer or contribution will for any reason be ineffective or unenforceable as such, as determined in a judicial, administrative or other proceeding (any of the foregoing being a “Recharacterization”), Seller does hereby grant to Purchaser a continuing security interest (which shall be of first priority) in all of Seller’s right, title and interest in, to and under the Transferred Assets, whether now or hereafter existing, and any and all “proceeds” thereof (as such term is defined in the UCC), in each case, for the benefit of Purchaser as security for the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price together with the performance when due of all of Purchaser’s obligations now or hereafter existing under this Agreement and the other Transaction Documents, which security interest will, upon the filing of a duly prepared financing statement in the appropriate filing office, be perfected and prior to all other Liens on the rights of Seller to the Transferred Assets.  In the event of a Recharacterization, Purchaser will have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other Applicable Law, which rights and remedies will be cumulative.  This Agreement shall constitute a security agreement in respect of such security interest.
(c)Seller and Purchaser intend that their operations and business would not be substantively consolidated in the event of an Insolvency Event with respect to Seller and that the separate existence of Seller and Purchaser would not be disregarded in the event of an Insolvency Event with respect to Seller.  Purchaser and Seller acknowledge that the Organizational Documents of Purchaser contains provisions intended to maintain the separate existence and identity of Purchaser and the parties agree that they will duly observe such provisions and Applicable Law in support of such separate existence and identity.
Article III.

REPRESENTATIONS AND WARRANTIES
Section 3.01.Representations and Warranties of Seller.  Seller represents and warrants that the representations and warranties set forth under Section 7.02 of the Loan Agreement are true and correct, and such representations and warranties are hereby made herein by Seller as though set forth in full herein.  Purchaser has relied upon such representations and warranties in accepting the conveyance of the Transferred Assets and the other parties to the transactions contemplated hereby have relied upon such representations and warranties in executing each of the Transaction Documents to which it is a party.  Such representations and warranties shall survive until the Payment in Full.
Section 3.02.Survival of Representations and Warranties.  All representations and warranties by Seller contained in this Agreement shall survive the execution, delivery and acceptance thereof by the Parties and the closing of the transactions contemplated in this Agreement.
Article IV.

COVENANTS OF THE SELLER AND Purchaser; SELLER EVENT OF DEFAULT
Section 4.01.Seller Covenants.  Seller hereby covenants and agrees with Purchaser, in connection with the sale, assignment and transfer of the Transferred Assets, as follows:
(a)Financial Statements and Information.  Seller will facilitate Purchaser undertakings regarding financial statements (to the extent such financial statements relate to Seller) set forth in Section 8.03 of the Loan Agreement.
(b)Disclosure.  All written information supplied by or on behalf of Seller to Purchaser pursuant to this Section 4.01 (other than pursuant to Sections 8.03(a) and 8.03(b) of the Loan Agreement) shall be accurate and complete in all material respects as of its date or the date so supplied and the financial statements provided pursuant to Sections 8.03(a) and 8.03(b) of the Loan Agreement fairly present in all material respects the financial positions and results of operations as of the dates indicated therein.  For the avoidance of doubt, Seller makes no representations or warranties regarding the accuracy or completeness of any information it receives from a Third Party that it is required to furnish to Purchaser pursuant to this Section 4.01, unless to the actual Knowledge of Seller such information is inaccurate or incomplete, in which case Seller shall specify such inaccuracy or incompleteness.

(c)Books and Records.  Seller shall keep proper books, records and accounts in which entries in conformity with sound business practices and all requirements of Law applicable to it shall be made of all dealings and transactions in relation to its business, assets and activities and as shall permit the preparation of the consolidated financial statements of Seller in accordance with GAAP.
(d)Maintenance of Insurance.  Seller shall maintain coverage under its general liability and property damage insurance policies naming Purchaser and its assigns as additional insured (in the case of liability insurance) and loss payee (in the case of property insurance).  Seller shall furnish to Purchaser from time to time upon written request full information as to the insurance carried.
(e)Governmental Authorizations.  Seller shall obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity or enforceability against Seller of this Agreement and the other Transaction Documents to which it is a party.
(f)Compliance with Laws and Contracts.
(i)Seller shall comply with all Applicable Laws applicable to the Transferred Assets, and perform its obligations under all Material Contracts, if any, entered into after the date of execution of the Loan Agreement relative to the conduct of its business, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect.
(ii)Seller will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Transferred Assets.
(g)Conveyance of Transferred Assets; Security Interests.  Except for the transfers and conveyances hereunder and any Permitted Liens, Seller will not sell, contribute, pledge, assign, dispose of or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Covered Agreements, the Transferred Assets, the Excluded Assets or any interest therein and Seller shall defend the right, title, and interest of Purchaser and its successors and assigns in, to, and under the Covered Agreements, the Excluded Assets and Transferred Assets, against all claims of third parties claiming through or under Seller.  Seller acknowledges and agrees that, having assigned and transferred the Transferred Assets to Purchaser, Seller shall not, without the prior written consent of Administrative Agent, waive, modify, amend or terminate any provision of, or grant any consent under, any Covered Agreement (including, without limitation, any consents pursuant to Section 5.2, Section 6.1(c) or Section 7.5 of the Commercial Payment Purchase Agreement) [***].Notwithstanding the foregoing, Seller’s reasonable decision not to enforce its rights under any Covered Agreement for Roche’s failure to timely remit any due and payable Commercial Payments during any reasonable grace period, which shall not, in any event, extend beyond [***] days, shall not constitute a waiver or consent under any Covered Agreement.
(h)Notices.  Seller shall promptly:
(i)upon obtaining Knowledge of the same give written Notice to Purchaser and Administrative Agent of each Default, Event of Default, or Servicer Termination Event and each other event that has or could reasonably be expected to have a Material Adverse Effect; provided that in any of the foregoing situations where Seller knows a press release or other public disclosure is to be made by Seller or any of its Affiliates, Seller shall use all commercially reasonable efforts to provide such information to Purchaser and

Administrative Agent as early as possible but in no event later than simultaneously with such release or other public disclosure;
(ii)give written Notice to Purchaser and Administrative Agent upon receiving notice, or otherwise obtaining Knowledge, of any default or event of default under any Material Contract;
(iii)upon obtaining Knowledge thereof, give written Notice to Purchaser and Administrative Agent of any litigation or proceedings to which Seller is a party or which could reasonably be expected to have a Material Adverse Effect.
(iv)upon obtaining Knowledge thereof, give written Notice to Purchaser and Administrative Agent of any litigation or proceedings challenging the validity of any Covered Agreement, the Transaction Documents or any of the transactions contemplated therein.
(v)upon obtaining Knowledge thereof, give written Notice to Purchaser and Administrative Agent of any representation or warranty made or deemed made by Seller in any of the Transaction Documents or in any certificate delivered pursuant thereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made or deemed made;
(vi)upon obtaining Knowledge thereof give written Notice to Purchaser and Administrative Agent of the occurrence of any Material Adverse Effect; and
(vii)[***]
(i)Payment of Taxes.  Seller shall file all tax returns required to be filed by it and pay, discharge or otherwise satisfy all material taxes of any kind imposed on or in respect of its income or assets as the same shall become due and payable and in any event before any Lien on any of the Transferred Assets exists as a result of nonpayment except for Permitted Liens and taxes contested in good faith by appropriate proceedings or where any such failure to file or pay would not result, individually or in the aggregate, in a Material Adverse Effect.
(j)Commercial Payment Purchase Agreement; Roche APA; Turnover.
(i)Seller acknowledges and agrees that, having retained all obligations of Seller under the Covered Agreements, it shall fully perform, as and when due, all obligations of Seller under the Covered Agreements, including, without limitation, paying, as and when due, any Purchase Price (as defined in the Commercial Payment Purchase Agreement) due to Affitech under Section 2.2 of the Commercial Payment Purchase Agreement.
(ii)Unless Administrative Agent provides consent, Seller shall enforce its rights under Section 5.1 and Section 5.2 of the Commercial Payment Purchase Agreement, in each case, as and when necessary to effect the full sale of the Transferred Assets to Purchaser, free and clear of all liens, including, without limitation, seeking specific performance under Section 7.3 of the Commercial Payment Purchase Agreement. Notwithstanding the foregoing, Seller’s reasonable decision not to enforce its rights under Section 5.1 and Section 5.2 of the Commercial Payment Purchase Agreement for Roche’s failure to timely remit any due and payable Commercial Payments during any reasonable grace period, which shall not, in any event, extend beyond [***] days, shall not constitute a breach of this Section 4.01(j)(ii).
(iii)[***]
(iv)[***]
(v)If any amount is paid to Seller under the Covered Agreements on account of the Transferred Assets on or after the Closing Date and prior to Payment in Full, Seller shall hold such amount in trust for Purchaser, shall segregate such amount from other funds of Seller, and shall, promptly upon receipt of such amount by Seller, turn over such amount to Purchaser in the exact form received by Seller (duly indorsed by Seller to Purchaser, if required), for deposit in the Collection Account.
(k)Security Documents; Further Assurances.  Seller shall promptly, upon the reasonable request of Purchaser or Administrative Agent, at Seller’s sole cost and expense, (a) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Loan Documents or otherwise deemed by Purchaser or Administrative Agent reasonably necessary or desirable for the continued validity, perfection and priority of the assignment of the Transferred Assets or the Liens thereon secured pursuant to Section 2.04 subject to no other Liens except as permitted by the applicable Loan Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith; (b) deliver or cause to be delivered to Purchaser and Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Purchaser and the Administrative Agent as Purchaser or Administrative Agent shall reasonably deem necessary to perfect or maintain the assignment of the Transferred Assets or the Liens thereon secured pursuant to Section 2.04; and (c) upon the exercise by Purchaser or Administrative Agent of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that Purchaser or Administrative Agent may require.  In addition, Seller shall promptly, at its sole cost and expense, execute and deliver to Purchaser and Administrative Agent such further instruments and documents, and take such further action, as Purchaser or Administrative may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of this Agreement and the other Transaction Documents to which it is a party and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Purchaser and Administrative Agent hereby and thereby.
(l)Certain Information Regarding Seller, Etc.  Seller shall provide information that Purchaser or Administrative Agent reasonably request from Seller with respect to the Transferred Assets relating to any period prior to the Effective Date, including information that may be reasonably requested under the Loan Agreement.
(m)[Reserved].
(n)Certain Purchaser Covenants and Organizational Documents.  Seller shall, so long as it is the sole member of Purchaser and prior to Payment in Full, cause Purchaser to be managed and operated in a manner consistent with the negative covenants contained in Section 9.01 of the Loan Agreement and the Organizational Documents of Purchaser.

(o)Capital Contributions.  Prior to Payment in Full, Seller will limit capital contributions to Purchaser to [***]; provided that the foregoing shall not create an obligation to effect capital contributions, which shall be in Seller’s sole discretion, and provided further that the following shall not be included in such limits and shall be permitted without restriction: (i) a capital contribution effected pursuant to Section 2.01(b) hereof, (ii) capital contributions to effect Payment in Full, (iii) capital contributions necessary to pay Lender Expenses then due and payable but only to the extent the remaining balance of the Expense Reserve Amount is insufficient to pay such amounts and (iv) capital contributions to make principal payments pursuant to Section 3.02(a)(iv) of the Loan Agreement.
Section 4.02.Purchaser Covenants.  Purchaser hereby covenants and agrees with Seller as follows:
(a)Financial Statements and Information.  For each Semi-Annual Period ending after the Closing Date, Purchaser shall, promptly following receipt thereof under Section 3.7 of the Affitech Assignment Agreement, deliver or cause to be delivered (or otherwise made available) to Seller a true copy of the reports contemplated thereunder for such Semi-Annual Period.
(b)No Merger, Consolidation or Reorganization of Purchaser.  Purchaser shall not merge or consolidate with any other entity and shall not enter into any other transaction that results in a reorganization of Purchaser.
(c)Limitations on Additional Indebtedness of Purchaser.  Purchaser shall not incur any Indebtedness other than Indebtedness under or permitted by the Loan Agreement.
(d)Compliance with Law.  Purchaser will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Transferred Assets or any part thereof; provided, however, that Purchaser may contest any act, regulation, order, decree or direction of any Governmental Authority in any reasonable manner which shall not have a Material Adverse Effect.
(e)[Reserved].
(f)No Amendment to the Covered Agreements.  Purchaser shall not amend, modify or supplement any Covered Agreement or waive any of its rights under the foregoing or permit any amendment, modification or supplementing of such Covered Agreement with respect to the foregoing, without the prior written consent of Seller; provided an assignment of the Roche APA that solely changes the parties to Seller from Affitech Research AS (or its successors and assigns) or any of its Affiliates shall not constitute such amendment, modification or supplement.
Section 4.03.Consequences of Seller Event of Default.
(a)Each of Seller and Purchaser hereby acknowledges and agrees that damages may be difficult to establish and the Administrative Agent and Lenders will have no adequate remedy at law if a Seller Event of Default has occurred and is continuing.  In any such event, the parties agree that Administrative Agent shall have the right, in addition to any other rights it may have (whether at law or in equity), to seek specific performance of this Agreement and to pursue any other equitable remedies, including an injunction, without being required to prove actual damages or post any bond.  In furtherance of the foregoing, Seller hereby designates, makes, constitutes and appoints Administrative Agent, and each of its designees or agents, as its true and lawful proxy and attorney-in-fact (coupled with an interest), irrevocably and with power of substitution, and with authority to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to cause this Agreement to be specifically performed by Seller and to seek an injunction against any pending or proposed violation of Section 4.01 of this Agreement or to correct or prevent the continuation of any such Seller Event of Default
(b)[***]
(c)THE POWER OF ATTORNEY AND PROXY GRANTED IN THIS SECTION 4.03 ARE COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL PAYMENT IN FULL.  THIS POWER OF ATTORNEY IS CONFERRED ON THE ADMINISTRATIVE AGENT SOLELY TO PROTECT, PRESERVE AND REALIZE UPON ITS RIGHTS UNDER THIS AGREEMENT AND SHALL NOT IMPOSE ANY DUTY UPON THE ADMINISTRATIVE AGENT TO EXERCISE ANY SUCH POWERS.
Article V.

SERVICING
Section 5.01.Appointment of Seller.  Purchaser shall appoint a servicer (the “Servicer”) to perform certain servicing, management and administrative functions on behalf of Purchaser with respect to the Transferred Assets.
(a)Purchaser hereby appoints Seller as the initial Servicer hereunder, and Seller hereby accepts such appointment hereunder, to perform the duties described in or by reference in this Article V.
(b)In consideration for its performing such duties hereunder, Seller, as initial Servicer, shall be entitled to receive the Servicing Fee from Purchaser.  The Servicing Fee, if any, shall be payable semi-annually in arrears on each Interest Payment Date and shall be paid in accordance with Section 4.05(a)(iii) of the Loan Agreement; provided, however, that any Servicing Fee due hereunder to an Affiliate of Purchaser shall be deferred until Payment in Full.  In performing such duties hereunder, Seller shall have full power and authority to do or cause to be done, on behalf of Purchaser, any and all things in connection with such servicing, management and administration which it may deem necessary or desirable, consistent with the terms hereof (including Section 5.03), any Covered Agreement and the Loan Agreement.  Seller agrees that it shall service, manage, administer, and perform on behalf of Purchaser under each Covered Agreement and enforce the rights of Purchaser thereunder in good faith, with reasonable care, in accordance with Applicable Law, in compliance with Purchaser’s obligations under the Transaction Documents, using substantially the same degree of diligence and skill that it uses to service and perform agreements such as the Covered Agreements (such standards and requirements of performance, the “Servicing Standard”); provided that the Seller shall not be authorized to grant any consents under this Agreement on behalf of the Purchaser, or waive any rights of the Purchaser under this Agreement or any Covered Agreement.  Notwithstanding the foregoing, Seller’s reasonable decision not to enforce its rights under any Covered Agreement for Roche’s failure to timely remit any due and payable Commercial Payments during any reasonable grace period, which shall not, in any event, extend beyond [***]days, shall not constitute a waiver under any Covered Agreement.  Seller, as Servicer on behalf of Purchaser, shall maintain any licenses or authorizations necessary to service the Transferred Assets and any Covered Agreement.
Section 5.02.Certain Seller Actions.  So long as it is the Servicer, Seller will take such actions on behalf of Purchaser, in accordance with the Servicing Standard, as are necessary to protect and defend the rights of Purchaser under each Covered Agreement, including, without limitation, to the extent necessary, seeking specific performance of Section 2.5 of the Affitech Assignment Agreement and pursuing any other equitable remedies including injunction with respect to any violations of Section 2.5 of the Affitech Assignment Agreement.

Section 5.03.Compliance with the Loan Agreement.  Notwithstanding anything to the contrary herein, Seller’s servicing obligations hereunder shall at all times be subject to the terms of the Loan Agreement.  Seller and Purchaser agree that Seller shall take no action with respect to any Covered Agreement, nor instruct Purchaser to take any such action, that is inconsistent with the terms of the Loan Agreement, the obligations of Purchaser thereunder or the rights of Administrative Agent or the Lenders thereunder.  For the avoidance of doubt, Seller will not, and will not instruct Purchaser to, take any action without the consent of Administrative Agent where such consent is required pursuant to the Loan Agreement and Seller shall not agree to, or cause or permit any amendment, waiver, termination or modification of any Covered Agreement or any Material Contract except as permitted to be effected by Purchaser under the Loan Agreement; provided an assignment of the Roche APA that solely changes the parties to Seller from Affitech Research AS (or its successors and assigns) or any of its Affiliates shall not constitute such amendment, waiver, termination or modification.  Notwithstanding the foregoing, Seller’s reasonable decision not to enforce its rights under any Covered Agreement for Roche’s failure to timely remit any due and payable Commercial Payments during any reasonable grace period, which shall not, in any event, extend beyond [***] days, shall not constitute a waiver or consent under any Covered Agreement or a waiver or consent under this Agreement.
Section 5.04.Services as Servicer.  In addition to (and not in limitation of) the provision of Section 5.01, Seller shall perform the following services on behalf of Purchaser:
(a)review all written documents, notices and other written communications under any Covered Agreement and provide such copies to Administrative Agent as are required under the Loan Agreement, together with any responses as Purchaser is required to provide in respect thereof;
(b)monitor the performance of any Covered Agreement Counterparty under any Covered Agreement, and take such actions as may be necessary to enforce the rights of Purchaser thereunder and collect amounts due to Purchaser thereunder, on behalf of Purchaser, and procure and supervise the services of any third parties necessary or appropriate in connection with the monitoring, enforcement, collection and remittance of the proceeds of the Transferred Assets;
(c)maintain each of the Operating Account, Collection Account and Interest Reserve Accounts in accordance with Purchaser’s obligations under the Loan Agreement and the Control Agreements, and maintain and enforce the instructions to Roche to pay amounts due to Purchaser under the Covered Agreements;
(d)cause Purchaser to maintain its organizational existence by filing all returns required in its jurisdiction of organization, and providing for its general administrative needs and overhead relating to the Transferred Assets, subject to Section 9.01 of the Loan Agreement and its Organizational Documents;
(e)identify and forward as required under the Loan Agreement any payments that are to be made to a Collection Account but when made are made to Purchaser, Seller or any misdirected account, and in consultation with Administrative Agent, effect the transfer thereof as required under the Loan Agreement; and
(f)make on behalf of Purchaser any security filings or other actions required to perfect or ensure the continued perfection of Purchaser’s rights in the Transferred Assets and Administrative Agent’s rights in Collateral.

In performing as Servicer, Seller shall not instruct any Covered Agreement Counterparty or any other Person to pay amounts in respect of the Transferred Assets to any account other than the Collection Account required under the Loan Agreement or cause any such payments to be paid to any account other than such Collection Account.

Section 5.05.Replacement Servicer.  Seller may be terminated as Servicer hereunder and replaced with a new Servicer by Purchaser (or by Administrative Agent on behalf of Purchaser in the event that Purchaser shall fail to replace the Servicer within five (5) Business Days after a Servicer Termination Event, or in the event that an Event of Default has occurred and is continuing) following the occurrence of any of the following events (each, a “Servicer Termination Event”):
(a)Seller fails to perform or observe any covenant or agreement contained in this Article V and, solely if the consequences of the failure to perform or observe such covenant or agreement can be cured, in the case of any covenant or agreement contained in Sections 5.04(d), (e) or (f), such failure continues for a period of [***] Business Days without such cure after the earlier of (x) the date Seller becomes aware of such failure and (y) the date Purchaser, or Administrative Agent on behalf of Purchaser, provides notice of such failure to Seller;
(b)an Insolvency Event of Seller; or
(c)a Seller Event of Default shall occur and be continuing.

Termination of Seller as Servicer hereunder shall be without prejudice to any rights of Purchaser or Administrative Agent that may have accrued through such date.  In the event that Seller is terminated as Servicer, (i) a replacement Servicer shall be appointed by Purchaser in consultation with, and with the prior written consent of, Administrative Agent, or by Administrative Agent on behalf of Purchaser as provided in the first sentence of this Section 5.05) and (ii) Seller shall cooperate reasonably with Purchaser and Administrative Agent and any replacement Servicer designated by Purchaser or Administrative Agent, to transfer any information and materials to such replacement Servicer or undertake any other reasonable and necessary actions to ensure an effective transition of services required in the servicing of the Transferred Assets to the successor Servicer.

Article VI.

TERMINATION; SURVIVAL
Section 6.01.Termination.  The respective obligations and responsibilities of Seller and Purchaser created by this Agreement shall not terminate prior to Payment in Full and may terminate upon Payment in Full.
Section 6.02.Effect of Termination.  No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of Seller or Purchaser shall be deemed to impair or affect the obligations pertaining to any executed conveyance or executed obligations, including without limitation breaches of representations and warranties by Seller or Purchaser occurring prior to the date of such termination.
Section 6.03.Survival.  Notwithstanding Section 6.01 hereof, the obligations of Seller contained in Article VII , Article VIII and this Section 6.03 (Survival) shall survive the termination of this Agreement and Payment in Full.

Article VII.

INDEMNIFICATION PAYMENTS
Section 7.01.Indemnification.
(a)Seller agrees to indemnify and hold harmless Purchaser, Administrative Agent and Lenders and their respective officers, directors, members, partners, employees and agents (each, an “Indemnified Party”) against any and all liabilities, losses, damages, penalties, costs and expenses (including reasonable and documented, out of pocket costs of defense and legal fees and expenses) (“Losses”) which may be incurred or suffered by such Indemnified Party (except to the extent caused by the gross negligence or willful misconduct of the Indemnified Party) awarded against, or incurred or suffered by, such Indemnified Party, whether or not involving a third party claim, demand, action, suit or proceeding, arising out of (i) the failure of any representation, warranty or certification of Seller in the Transaction Documents or any certificate given by Seller pursuant to any of the Transaction Documents, to be true when made; (ii) a breach of any covenant by Seller set forth in, or failure by Seller to perform its duties under or otherwise comply with, the Transaction Documents (whether or not a Seller Event of Default or Servicer Termination Event), or Seller’s engaging in intentional misconduct, bad faith or negligence in the performance of such duties; or (iii) the transfer by Seller of any interest in the Transferred Assets to any Person other than Purchaser, or any attempt by any Person to void the transfer of the Transferred Assets to Purchaser.

It is the intention of the parties hereto that the above indemnities shall not be interpreted to provide indemnification for any damages, losses or costs that have the effect of recourse for non-payment or insufficient payment under the Transferred Assets and factors affecting the performance of the Transferred Assets and payments generated thereby that are not specifically represented, warranted or agreed to in the Transaction Documents which may include but are not limited to product obsolescence, competition, changes in government healthcare policies or other healthcare provider reimbursement, and withholding taxes related to the Transferred Assets.  This Section 7.01(a) shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc.  arising from any non-Tax claim.

(b)The provisions of this indemnity shall run directly to, and be enforceable by, an injured party and shall survive the termination of this Agreement.  Without limiting the foregoing or Section 8.05 hereof, Purchaser’s rights under this Section 7.01 shall be assignable by Purchaser on a non-exclusive basis to Administrative Agent pursuant to the terms of the Loan Agreement and the Security Agreement.
(c)If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an Indemnified Party in respect of which indemnity is to be sought pursuant to this Section, the Indemnified Party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify Seller in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify Seller will not relieve Seller from any liability that it may have to any Indemnified Party under this Section 7.01(c) unless, and only to the extent that, Seller is actually materially prejudiced by such omission.  In case any such action is brought against an Indemnified Party and it notifies Seller of the commencement thereof, Seller will be entitled, at Seller’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to Seller), and, after notice from Seller to such Indemnified Party of its election so to assume the defense thereof, Seller will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) Seller and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) Seller has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both Seller and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them.  It is agreed that Seller shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such Indemnified Parties.  Seller shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, Seller agrees to indemnify the Indemnified Party from and against any Losses by reason of such settlement or judgment.  Seller shall not, without the prior written consent of the Indemnified Party, effect any settlement, compromise or discharge of any claim or pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such Indemnified Party from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party and (iii) does not impose any continuing material obligation or restrictions on any Indemnified Party.
Article VIII.

MISCELLANEOUS PROVISIONS
Section 8.01.Amendment.  This Agreement may be amended from time to time only by the written agreement of Seller and Purchaser and, prior to Payment in Full, Administrative Agent.
Section 8.02.Governing Law; Waiver of Trial by Jury; Jurisdiction.

(A)THIS AGREEMENT AND ANY AMENDMENTS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICT OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(B)Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to any Transaction Document or the transactions contemplated under any Transaction Document (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02(B).

(c)Each of Purchaser and Seller irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to any and all Proceedings.  Each of Purchaser and Seller irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Proceeding and any claim that any Proceeding has been brought in an inconvenient forum.  Any process or summons for purposes of any Proceeding may be served on Purchaser or Seller by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for Notices hereunder.
(d)Notwithstanding the other terms of this Section 8.02:
(i)THE OBLIGATION TO TRANSFER ALL RIGHTS UNDER THE AFFITECH ASSIGNMENT AGREEMENT FROM SELLER TO PURCHASER AS SET FORTH IN SECTION 2.01 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF SWITZERLAND, WITHOUT REGARD TO THE CONFLICT OF LAW RULES.
(ii)The exclusive place of jurisdiction for any disputes arising out of or in connection with the obligation to transfer all rights under the Affitech Assignment Agreement from Seller to Purchaser as set forth in Section 2.01 shall be the City of Zurich, Switzerland, venue being Zurich 1.
Section 8.03.Notices.  All demands, notices, and communications under this Agreement shall be in writing personally delivered, or sent by email (provided that no undeliverable message is received in response to such email) or sent by internationally recognized overnight courier service, at the following address:

Seller:

XOMA (US) LLC
2200 Powell Street, Suite 310
Emeryville, CA 94608
Attn:[***] Legal Department
Email: [***]

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
555 Mission Street
San Francisco, CA 94105
Attention: Ryan Murr; Todd Trattner
Email: rmurr@gibsondunn.com; ttrattner@gibsondunn.com

Purchaser:

XLR 1 LLC
c/o XOMA (US) LLC
2200 Powell Street, Suite 310
Emeryville, CA 94608
Attn:[***] Legal Department
Email: [***]

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
555 Mission Street
San Francisco, CA 94105
Attention: Ryan Murr; Todd Trattner
Email: rmurr@gibsondunn.com; ttrattner@gibsondunn.com

Administrative Agent:

Blue Owl Capital Corporation
399 Park Avenue, 37th Floor
New York, NY 10022
Email: [***]

with a copy (which shall not constitute notice) to:

Cooley LLP
1299 Pennsylvania Avenue, NW, Suite 700
Washington, DC 20004-2400
Attention: Michael Tollini
Email: mtollini@cooley.com

or at other such address as shall be designated by such party in a written notice to the other parties. Notice shall be effective and deemed received (a) two (2) days after being delivered to the courier service, if sent by courier, or (b) when delivered, if delivered by hand or sent by email.

Wherever notice or a report is required to be given or delivered to Purchaser, a copy of such notice or report shall also be given or delivered concurrently to Administrative Agent.

Section 8.04.Severability of Provisions.  If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
Section 8.05.Assignment.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by Seller without the prior written consent of Purchaser [***] and this Agreement may not be assigned by Purchaser without the prior written consent of Administrative Agent and, so long as no Seller Event of Default has occurred and is continuing, Seller.
Section 8.06.Further Assurances.  Each of Seller and Purchaser agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably required to carry into effect the purposes of this Agreement.
Section 8.07.Waiver; Cumulative Remedies; Waiver of Immunities.  No failure to exercise and no delay in exercising, on the part of Purchaser or Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.  To the extent that Seller has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or any of its property, Seller hereby irrevocably waives such immunity in respect of its obligations hereunder to the fullest extent permitted by law.

Section 8.08.Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.
Section 8.09.Binding.  This Agreement will inure to the benefit of and be binding upon the parties hereto, subject to Section 8.14.
Section 8.10.Merger and Integration.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.
Section 8.11.Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
Section 8.12.Schedules and Exhibits.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
Section 8.13.Non-Petition.  Each of the parties hereto covenants and agrees that, prior to the date that is one year and one day after the Payment in Full, no party hereto shall institute against, or join any other Person in instituting against, either of Purchaser or Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.
Section 8.14.Intended Third Party Beneficiaries.  Administrative Agent is a third party beneficiary of this Agreement and, as such, shall have full power and authority to enforce the provisions of this Agreement against the parties hereto.  In addition, the parties hereto acknowledge that Administrative Agent is entitled under the Loan Documents to make claims directly to Seller for indemnities in favor of Purchaser, without prejudice to its rights as an Indemnified Party hereunder; and nothing herein limits the rights of Administrative Agent under the Pledge Agreement, which rights may be exercised in Administrative Agent’s sole discretion from time to time whether or not it has exercised or is then exercising its rights as a third party beneficiary or its rights and remedies under Applicable Law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

XOMA(US) LLC, as Seller

By:

Name:
Title:

Solely for purposes of Section 2.03 and Section 4.03(b)(ii), XOMA CORPORATION, as Parent

By:

Name:
Title:

XLR 1 LLC, as Purchaser

By:

Name:
Title:

[Sale, Contribution and Servicing Agreement]

EXHIBIT A

Form of Notice and Instruction Letters

EXHIBIT B

Form of Bill of Sale

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